Exhibit 99.1

 The Digital Engagement Company

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Fourth Quarter and Fiscal 2013 Financial Results

Fourth Quarter 2013 Subscription and Perpetual License Revenue Increased 117% and Fiscal 2013 Subscription and Perpetual License Revenue Increased 60%

Fourth Quarter 2013 Recurring Revenues Increased 36%

Burlington, Mass., December 10, 2013 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fourth quarter and fiscal year ended September 30, 2013.

“We continue to ardently focus on building a highly scalable iAPPS business as thousands of quality customers rely on iAPPS for their mission critical website, intranets, and web stores.” said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer. “Fiscal 2014 will be an inflection year as our legacy revenue becomes an insignificant part of our total revenue and our core business continues to grow rapidly.”

Fourth Quarter Highlights:

●	Revenue from our core business, iAPPS and the ElementsLocal platform, increased 30% to $5.8 million in the fourth quarter of 2013, compared to $4.5 million in the fourth quarter of 2012.

●	Revenue for the fourth quarter of 2013 was $6.7 million, compared to $6.7 million in the fourth quarter of 2012.

●	Subscription and perpetual license revenue increased 117% to $1.3 million in the fourth quarter of 2013, compared to $0.6 million in the fourth quarter of 2012.

●	Recurring revenue increased 36% in the fourth quarter to $1.5 million, compared to $1.1 million the fourth quarter of 2012.

●	76 iAPPS enterprise licenses and 63 iAPPS ds licenses were sold in the fourth quarter of 2013.

●	Cash generated from operations in the fourth quarter of 2013 was $300,000.

Fiscal 2013 Highlights:

●	Revenue from our core business, iAPPS and ElementsLocal related revenue, increased 16%, to $19.2 million in fiscal 2013 compared to $16.6 million in fiscal 2012.

●	Subscription and perpetual license revenue increased 60% to $4 million in fiscal 2013, compared to $2.5 million in fiscal 2012.

●	Recurring revenue increased 21% in fiscal 2013 to $5.1 million, compared to $4.2 million in fiscal 2012.

●	Achieved record new bookings of iAPPS related bookings of $21.4 million in fiscal 2013.

●

250 iAPPS enterprise licenses and 2,223 iAPPS ds licenses were sold in fiscal 2013. A total of 945 iAPPS enterprise licenses have been sold and a total of 2,223 iAPPS ds licenses have been sold since iAPPS was launched in 2008. iAPPS has an 84% retention rate.

●

In fiscal 2013 the Company made significant capital investments and improvements into the iAPPS co-managed Network Operations Center to support the planned scale of potentially driving tens of thousands of iAPPS driven websites, micro-sites or web stores.

●	In August, Bridgeline Digital acquired franchise web platform developer ElementsLocal, who has over 3,200 franchises on their web platform.

●	Bridgeline Digital was honored with 26 various industry related awards for iAPPS driven websites or web stores.

Fiscal 2014 Outlook

“For fiscal 2014, revenue is expected to be approximately $28 million, an increase from $24.5 million in 2013. I expect we will generate positive Adjusted EBITDA for the fiscal year. Further, in fiscal 2014 our revenue projection includes a projected increase of the Company’s core business of approximately 32% from fiscal 2013 and a reduction of non-iAPPS related legacy revenue of approximately $2.5 million. Fiscal 2014 will validate the type of growth company we are” said Thomas Massie, President and CEO of the Company.

Conference Call Information

Bridgeline Digital will host a conference call to discuss fourth quarter and fiscal 2013 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@blinedigital.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Reconciliation of GAAP net loss to
non-GAAP adjusted net income:
GAAP net loss	$(705)	$(40)	$(3,598)	$(946)
Amortization of intangible assets	120	179	511	750
Impairment of intangible asset	-	-	-	281
Stock-based compensation	103	129	438	386
Non-GAAP adjusted net income(loss)	$(482)	$268	$(2,649)	$471

Reconciliation of GAAP loss per diluted share to
non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.04)	$(0.00)	$(0.23)	$(0.07)
Amortization of intangible assets	0.01	0.01	0.03	0.06
Impairment of intangible asset	-	-	-	0.02
Stock-based compensation	0.01	0.01	0.03	0.03
Non-GAAP adjusted net income(loss)	$(0.02)	$0.02	$(0.17)	$0.04

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(705)	$(40)	$(3,598)	$(946)
Provision for income tax	61	(21)	171	68
Interest expense (income),net	79	42	273	276
Amortization of intangible assets	120	179	511	750
Impairment of intangible asset	-	-	-	281
Depreciation	344	254	1,179	979
EBITDA	(101)	414	(1,464)	1,408
Other amortization	113	40	314	170
Stock-based compensation	103	129	438	386
Adjusted EBITDA	$115	$583	$(712)	$1,964

Reconciliation of GAAP net loss per diluted share to
Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.04)	$(0.00)	$(0.23)	$(0.07)
Provision for income tax	-	-	0.01	0.01
Interest expense (income),net	-	-	0.02	0.02
Amortization of intangible assets	0.01	0.01	0.03	0.06
Impairment of intangible asset	-	-	-	0.02
Depreciation	0.02	0.02	0.07	0.07
Other amortization	0.01	-	0.02	0.01
Stock-based compensation	-	0.01	0.03	0.03
Adjusted EBITDA	$0.00	$0.04	$(0.05)	$0.15

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Digital engagement services	$4,971	$5,464	$18,585	$21,268
Managed service hosting	466	659	1,921	2,517
Subscription and perpetual licenses	1,274	613	4,000	2,511
Total revenue	6,711	6,736	24,506	26,296

Cost of revenue:
Digital engagement services	2,548	2,712	10,114	10,949
Managed service hosting	93	83	317	372
Subscription and perpetual licenses	338	114	1,107	450
Total cost of revenue	2,979	2,909	11,538	11,771
Gross profit	3,732	3,827	12,968	14,525

Operating expenses:
Sales and marketing	2,326	2,203	8,593	7,730
General and administrative	1,034	1,007	4,474	3,931
Research and development	473	203	1,365	1,456
Depreciation and amortization	464	433	1,690	1,729
Impairment of intangible asset	-	-	-	281
Total operating expenses	4,297	3,846	16,122	15,127
Loss from operations	(565)	(19)	(3,154)	(602)
Interest income (expense), net	(79)	(42)	(273)	(276)
Loss before income taxes	(644)	(61)	(3,427)	(878)
Provision for income taxes	61	(21)	171	68
Net loss	$(705)	$(40)	$(3,598)	$(946)

Net loss per share:
Basic and diluted	$(0.04)	$(0.00)	$(0.23)	$(0.07)
Number of weighted average shares:
Basic and diluted	17,525,722	14,706,869	15,558,244	13,084,095

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	September 30,	September 30,
	2013	2012
ASSETS

Current Assets:
Cash and cash equivalents	$2,830	$2,126
Accounts receivable and unbilled revenues, net	3,194	3,977
Prepaid expenses and other current assets	963	648
Total current assets	6,987	6,751
Equipment and improvements, net	3,065	2,735
Intangible assets, net	1,517	1,527
Goodwill	23,777	21,545
Other assets	1,631	1,132
Total assets	$36,977	$33,690

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,746	$1,132
Accrued liabilities	1,093	1,306
Accrued earnouts, current	561	375
Debt, current	1,165	1,424
Capital lease obligations, current	397	230
Deferred revenue	1,960	1,042
Total current liabilities	6,922	5,509
Accrued earnouts, net of current portion	950	990
Debt, net of current portion	4,725	2,988
Capital lease obligations, net of current portion	544	127
Other long term liabilities	1,088	1,106
Total liabilities	$14,229	$10,720

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 30,000,000 shares authorized;
18,294,761 and 15,203,538 shares issued and outstanding, respectively	18	15
Additional paid-in-capital	44,206	40,847
Accumulated deficit	(21,314)	(17,716)
Accumulated other comprehensive loss	(162)	(176)
Total stockholders' equity	22,748	22,970
Total liabilities and stockholders' equity	$36,977	$33,690